P10000011469

(Requestor's Name)

(Address)

(Address)

(City/State/Zip/Phone #)

☐ PICK-UP ☐ WAIT ☐ MAIL

(Business Entity Name)

(Document Number)

Certified Copies _______ Certificates of Status _______

Special Instructions to Filing Officer:

Office Use Only

800171983698

03/22/10--01011--004 **43.75

FILED
SECRETARY OF STATE
TALLAHASSEE, FLORIDA
10 MAR 22 AM 9:31

Name ch8
CUB
10 3/23/10

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: US NATURAL GAS CORP

DOCUMENT NUMBER: P10000011469

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Wayne Anderson
Name of Contact Person

US Natural Gas Corp
Firm/ Company

33 6th Street South, Suite 600
Address

St. Petersburg, FL 33701
City/ State and Zip Code

wa@usnatgascorp.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Wayne Anderson at (727) 824-2800
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☐ $35 Filing Fee
- ☑ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

10 MAR 22 AM 9:31

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Articles of Amendment
to
Articles of Incorporation
of

US NATURAL GAS CORP

(Name of Corporation as currently filed with the Florida Dept. of State)

P10000011469

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

US NATURAL GAS CORP KY *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable: ______________________
(Principal office address MUST BE A STREET ADDRESS)

____

____

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX) ______________________

____

____

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent: ______________________

New Registered Office Address: ______________________
(Florida street address)

______________________, Florida__________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:
(Attach additional sheets, if necessary)

Title	Name	Address	Type of Action
______	____________________	____________________ ____________________ ____________________	☐ Add ☐ Remove
______	____________________	____________________ ____________________ ____________________	☐ Add ☐ Remove
______	____________________	____________________ ____________________ ____________________	☐ Add ☐ Remove

E. **If amending or adding additional Articles, enter change(s) here:**
(*attach additional sheets, if necessary). (Be specific)*

F. **If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:**
(*if not applicable, indicate N/A*)

The date of each amendment(s) adoption: March 19, 2010
(date of adoption is required)

Effective date if applicable: March 19, 2010
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated March 19, 2010

Signature ______________________________
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Wayne Anderson
(Typed or printed name of person signing)

President and Chairman
(Title of person signing)